Exhibit 16.1

Madsen & Associates CPA’s, Inc.

December 1, 2009

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Re:	China Jo-Jo Drugstores, Inc.
Commission File No. 333-147698

This letter will confirm that we reviewed Item 4.01 of the Form 8-K of China Jo-Jo Drugstores, Inc. dated November 11, 2009, captioned "Changes in Registrant’s Certifying Accountant” and that we agree with the statements made therein as they relate to Madsen & Associates CPA’s, Inc.

We hereby consent to the filing of this letter as an exhibit to the foregoing report on Form 8-K.

/s/ Madsen & Associates CPA’s, Inc.

Madsen & Associates CPA’s, Inc.